Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Equity Incentive Plan of GeoPark Limited of our report dated March 8, 2023, with respect to the consolidated financial statements of GeoPark Limited included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Pistrelli, Henry Martin y Asociados S.A. (successor of Pistrelli, Henry Martin y Asociados S.R.L.)

Member of Ernst & Young Global Limited

Buenos Aires, Argentina

February 12, 2026